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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the Prospectus constituting part of this Registration Statement on Form S-4 of Axiohm Transaction Solutions, Inc., of our report dated September 12, 1997 relating to the consolidated financial statements of Axiohm S.A. which appears in such Prospectus. We also consent to the reference to us under the headings "Independent Accountants" in such Prospectus.

Price Waterhouse

PRICE WATERHOUSE

Paris, France
November 26, 1997